================================================================================
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

[X]        FILED BY THE REGISTRANT
[ ]        FILED BY A PARTY OTHER THAN THE REGISTRANT

CHECK THE APPROPRIATE BOX:

[ ]        PRELIMINARY PROXY STATEMENT
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]        DEFINITIVE PROXY STATEMENT
[ ]        DEFINITIVE ADDITIONAL MATERIALS
[ ]        SOLICITING MATERIAL UNDER RULE 14A-12

                                SEACOR SMIT INC.
                   ------------------------------------------

                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                   ------------------------------------------

               (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER
                              THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]        NO FEE REQUIRED
[ ]        FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14A-6(I)(4) AND
           0-11.

1)         TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:

2)         AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:

3) PER UNIT PRICE OF OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):

4)         PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:

5)         TOTAL FEE PAID:

[ ]        FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.

[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

           1)        AMOUNT PREVIOUSLY PAID:  $

           2)        FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:

           3)        FILING PARTY:

           4)        DATE FILED:

NY2:\900605\73293.0004

[GRAPHIC OMITTED]                               11200 Richmond Avenue, Suite 400
                                                            Houston, Texas 77082









                                  April 5, 2000



Dear Stockholder:

           You are cordially invited to attend the 2000 Annual Meeting of Stockholders of SEACOR SMIT Inc. (the "Meeting"), which will be held at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153 on Tuesday, May 23, 2000 at 10:00 a.m., local time. All holders of record of the Company's outstanding common stock at the close of business on March 24, 2000 will be entitled to vote at the Meeting.

           Directors, officers and other representatives of the Company will be present at the Meeting and they will be pleased to answer any questions you may have.

           Whether or not you expect to attend the Meeting and regardless of the number of shares of Common Stock you own, you are encouraged to read the enclosed Proxy Statement and Annual Report carefully, and to complete, sign, date and return the enclosed proxy in the postage-paid, self-addressed envelope provided for such purpose so that your shares will be represented at the Meeting. The prompt return of proxy cards will ensure the presence of a quorum.

           We hope that you will be able to attend and look forward to seeing you at the Meeting.

                                                  Sincerely,

                                                  /s/  Charles Fabrikant

                                                  Charles Fabrikant
                                                  Chairman of the Board

[GRAPHIC OMITTED]                               11200 Richmond Avenue, Suite 400
                                                            Houston, Texas 77082


                                SEACOR SMIT INC.
                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 23, 2000
                                ----------------



                                  April 5, 2000

To Our Stockholders:

           The Annual Meeting of Stockholders of SEACOR SMIT Inc. (the "Company"), will be held on Tuesday, May 23, 2000, at 10:00 a.m., local time, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, 25th Floor, New York, New York 10153 (the "Meeting"), for the following purposes:

           1. To elect eight directors to serve until the 2001 Annual Meeting of Stockholders. Please see page 5.

           2. To ratify the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000. Please see page 15.

           3. To approve the 2000 Employee Stock Purchase Plan. Please see page 15.

           4. To approve the 2000 Stock Option Plan for Non-Employee Directors. Please see page 17.

           5. To transact such other business as may properly come before the Meeting and any adjournments thereof.

           Only holders of record of Common Stock at the close of business on March 24, 2000 will be entitled to notice of and to vote at the Meeting. YOUR VOTE IS VERY IMPORTANT! Please complete, sign, date and return the enclosed proxy, whether or not you expect to attend the Meeting, so that your shares may be represented at the Meeting if you are unable to attend and vote in person. If you attend the Meeting, you may revoke your proxy and vote your shares in person.

                                       For the Board of Directors

                                       /s/  Randall Blank

                                       Randall Blank
                                       Executive Vice President,
                                       Chief Financial Officer and Secretary

                                SEACOR SMIT INC.

                        11200 RICHMOND AVENUE, SUITE 400
                              HOUSTON, TEXAS 77082
                                ----------------

                                 PROXY STATEMENT
                                ----------------

                         ANNUAL MEETING OF STOCKHOLDERS

                                  TO BE HELD ON
                                  MAY 23, 2000



                 SOLICITATION OF PROXIES, VOTING AND REVOCATION

GENERAL

           This Proxy Statement and the enclosed proxy are being furnished to holders of record of the common stock, $.01 par value (the "Common Stock"), of SEACOR SMIT Inc., a Delaware corporation ("the Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual Meeting of Stockholders to be held on Tuesday, May 23, 2000 (the "Meeting") and at any adjournments thereof. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on April 5, 2000.

VOTING

           The Board of Directors has fixed the close of business on March 24, 2000 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Meeting. Each such stockholder will be entitled to one vote for each share of Common Stock held as of the Record Date on all matters properly to come before the Meeting, and may vote in person or by proxy authorized in writing. As of the Record Date, there were 40,000,000 shares of Common Stock authorized, of which 11,185,984 were issued and outstanding. The Company has no other voting securities issued or outstanding.

           A list of the Company's stockholders as of the Record Date will be available for examination by any stockholder, for purposes germane to the Meeting, during ordinary business hours, for ten days prior to the date of the Meeting, at the offices of the Company, 1370 Avenue of the Americas, 25th Floor, New York, New York 10019.

           Stockholders are requested to complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid, self-addressed envelope provided for such purpose. Common Stock represented by properly executed proxies which are received by the Company and not subsequently revoked will be voted at the Meeting in accordance with the instructions contained therein. Abstentions and broker non-votes will count towards the determination of a quorum at the Meeting but will have the effect of votes "Against" a proposal. If instructions are not given, proxies will be voted FOR election as a director of each of management's nominees named under "Proposal No. 1 - Election of Directors" in this Proxy Statement and listed under Item 1 of the enclosed proxy; FOR ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2000 under "Proposal No. 2 - Ratification of Appointment of Independent Auditors" in this Proxy Statement and listed under Item 2 of the enclosed proxy; FOR approval of the 2000 Employee Stock Purchase Plan under "Proposal No. 3 - Approval of the 2000 Employee Stock Purchase Plan" in this Proxy Statement and listed under Item 3 of the enclosed proxy; and FOR approval of the 2000 Stock Option Plan for

Non-Employee Directors under "Proposal No. 4 - Approval of the 2000 Stock Option Plan for Non-Employee Directors" in this Proxy Statement and listed under Item 4 of the enclosed proxy. As to any matters which properly may come before the Meeting other than those specified herein, the proxy holders will be entitled to exercise discretionary authority.

           As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are kept confidential by the Company. Such documents are made available only by the inspectors of election and certain personnel associated with processing proxies and tabulating votes at the Meeting. The votes of individual stockholders will not be disclosed except as may be required by applicable law.

REVOCATION OF PROXIES

           A stockholder who so desires may revoke his or its proxy at any time before it is exercised by: (i) providing written notice to such effect to the Secretary of the Company, (ii) duly executing a proxy bearing a date subsequent to that of a previously furnished proxy, or (iii) attending the Meeting and voting in person. Attendance at the Meeting will not in itself constitute a revocation of a previously furnished proxy and stockholders who attend the Meeting in person need not revoke their proxy (if previously furnished) and vote in person.

SOLICITATION EXPENSES

           The Company will bear the costs of solicitation of proxies for the Meeting. In addition to solicitation by mail, directors, officers and regular employees of the Company may solicit proxies from stockholders by telephone, telegram, personal interview or other means. The Company will not incur any costs beyond those customarily expended for a solicitation of proxies for the election of directors in the absence of a contest, and said directors, officers and employees will not receive additional compensation for their solicitation activities, but may be reimbursed for reasonable out-of-pocket expenses incurred by them in connection therewith. Brokers, dealers, commercial banks, trust companies, fiduciaries, custodians and other nominees (collectively, "Nominees") have been requested to forward proxy solicitation materials to their customers, and such Nominees will be reimbursed for their reasonable out-of-pocket expenses. The Company has engaged Proxy Services, Inc. to distribute proxy materials to various Nominees who are holders of record of the Common Stock.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth information regarding beneficial ownership of the Common Stock by: (i) all persons (including any "group" as that term is defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who were known by the Company to be the beneficial owners of more than 5% of the outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table set forth below under "Executive Compensation," and (iv) all directors and executive officers of the Company as a group (13 persons). Except where otherwise indicated in the footnotes to the table, all beneficial ownership information set forth below is as of the Record Date.

                                                                       AMOUNT AND NATURE OF
Name of Beneficial Owner (1)                                         Beneficial Ownership (2)                Percentage of Class
---------------------------------------------------------------  ----------------------------------   -----------------------------
Charles Fabrikant (3)                                                         644,635                               5.8%

Randall Blank (4)                                                             61,125                                  *

Milton Rose (5)                                                               25,723                                  *

Andrew G. Strachan (6)                                                         8,903                                  *

Alice N. Gran (7)                                                              4,468                                  *

Granville E. Conway (8)                                                       86,829                                  *

Michael E. Gellert (9)                                                        208,446                               1.9%

Andrew R. Morse (10)                                                          14,200                                  *

Stephen Stamas                                                                 1,000                                  *

Richard M. Fairbanks III                                                      18,000                                  *

Antoon W. Kienhuis (11)                                                         **                                   **

Pierre de Demandolx                                                             **                                   **

GeoCapital Corporation (12)                                                   973,100                               8.7%
767 Fifth Avenue
New York, New York 10153

Baron Capital Group Inc. (13)                                                1,812,200                              16.2%
767 Fifth Avenue
New York, New York 10153

US Trust Company of New York (14)                                             603,954                               5.4%
114 West 47th Street
New York, NY 10036

All directors, nominees and executive officers as a group (13                1,082,082                              9.7%
Persons)

----------------
*          Less than 1.0%.
**         Does not own any shares.

(1) Unless otherwise indicated, the address of each of the persons whose name appears in the table above is: c/o SEACOR SMIT Inc., 11200 Richmond Avenue, Suite 400, Houston, Texas 77082.

(2) The information contained in the table above reflects "beneficial ownership" of the Common Stock within the meaning of Rule 13d-3 under the Exchange Act. Unless otherwise indicated, all shares of Common Stock are held directly with sole voting and dispositive power. Beneficial ownership information reflected in the table above includes shares issuable upon the exercise of outstanding stock options exercisable within 60 days or upon conversion of the Company's 5 3/8% Convertible Subordinated Notes due November 15, 2006 (the "5 3/8% Notes").

(3) Includes 397,171 shares of Common Stock which Mr. Fabrikant may be deemed to own through his interest in, and control of (i) Fabrikant International Corporation ("FIC"), the record owner of 214,464 shares of Common Stock, (ii) Fabrikant International Profit Sharing Trust (the "Trust"), the record owner of 13,120 shares of Common Stock, and
           (iii) SCF Corporation ("SCF"), the record owner of 169,587 shares of Common Stock. Mr. Fabrikant is the President of FIC, a beneficiary of Fabrikant International Profit Sharing Trust, and is the Chairman, Chief Executive Officer and a 47% stockholder of SCF. Also includes 206,944 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 16,370 shares of restricted stock over which Mr. Fabrikant exercises sole voting power.

(4) Does not include 169,587 shares of Common Stock owned by SCF, of which Mr. Blank serves as President and Chief Operating Officer and holds an approximate 7% equity interest. Mr. Blank disclaims beneficial ownership of such shares of the Company owned by SCF. Includes 41,667 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 5,035 shares of restricted stock over which Mr. Blank exercises sole voting power.

(5) Includes 20,832 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 4,891 shares of restricted stock over which Mr. Rose exercises sole voting power.

(6) Includes 667 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 452 shares of restricted stock over which Mr. Strachan exercises sole voting power

(7) Includes 468 shares of Common Stock issuable upon the exercise of options exercisable within 60 days and 2,433 shares of restricted stock over which Ms. Gran exercises sole voting power.

(8) Includes 468 shares of Common Stock issuable upon the exercise of potions exercisable within 60 days and 2,433 shares of restricted stock over which Mr. Gran exercises sole voting power.

(9) Does not include: (i) shares of Common Stock owned by Mr. Conway's two sons, G. Todd Conway and Bradley L. Conway (neither of whom are minors or reside with Mr. Conway), (ii) an aggregate of 28,000 shares of Common Stock owned by Mr. Conway's children, grandchildren and other relatives (none of whom reside with Mr. Conway), and (iii) 169,587 shares of Common Stock owned by SCF in which Mr. Conway owns an approximate 7% equity interest, as to which Mr. Conway, in each case, disclaims beneficial ownership.

(10) Includes 208,446 shares of Common Stock owned by Windcrest Partners, L.P., of which Mr. Gellert is one of two general partners. Does not include, and Mr. Gellert disclaims beneficial ownership of, 169,587 shares of Common Stock owned by SCF, of which Mr. Gellert is a Director and in which Windcrest Partners, L.P. owns an approximate 17% equity interest.

(11) Does not include 169,587 shares of Common Stock owned by SCF, of which Mr. Morse holds an approximate 1% equity interest and is a Director. Mr. Morse disclaims beneficial ownership of such shares.

(12) Does not include 231,060 shares of Common Stock issuable upon the conversion of the Company's 5 3/8% Notes owned by Smit Internationale Overseas B.V., of which Mr. Kienhuis serves as Managing Director.

(13) Share ownership information with respect to GeoCapital Corporation ("GCC") was derived from GCC's Statement of Beneficial Ownership on
           Schedule 13G/A filed with the Securities and Exchange Commission ("Commission") on February 8, 2000. Such Statement of Beneficial Ownership does not disclose the identities of the natural persons having voting and dispositive power over the shares covered thereby and the Company has no independent knowledge of such identities.

(14) Share ownership information with respect to Baron Capital Group, Inc. ("Baron") was derived from Baron's Statement of Beneficial Ownership on Schedule 13G/A filed with the Commission on February 15, 2000. Such Statement of Beneficial Ownership does not disclose the identities of the natural persons having voting and dispositive power over the shares covered thereby and the Company has no independent knowledge of such identities.

(15) Share ownership information with respect to US Trust Company of New York ("US Trust") was derived from US Trust's Statement of Beneficial Ownership on Schedule 13G filed with the Commission on February 4, 2000. Such Statement of Beneficial Ownership does not disclose the identities of the natural persons having voting and dispositive power over the shares covered thereby and the Company has no independent knowledge of such identities.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

           Section 16(a) of the Exchange Act requires that each director and executive officer of the Company and each person owning more than 10% of the Common Stock report his or its initial ownership of the Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. The Company is required to disclose in this Proxy Statement any late filings of such reports with respect to the most recent fiscal year.

           Based solely upon a review of copies of forms furnished to the Company or written representations from certain reporting persons that no Forms 5 were required, the Company believes that during the 1999 fiscal year all
Section 16(a) filing requirements were satisfied.


                                 PROPOSAL NO. 1
                                 --------------

                              ELECTION OF DIRECTORS

           Pursuant to applicable Delaware law (the jurisdiction of incorporation of the Company) and the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation"), the business and affairs of the Company are managed by or under the direction of the Board. Generally, the Board oversees the management of the Company's business operations and determines the corporate policies and appoints the chief executive officer, chief financial officer and other executive officers of the Company.

           Pursuant to the Company's Amended and Restated By-laws currently in effect (the "By-laws"), the number of directors constituting the Board shall be no less than five nor more than eleven, as may be fixed from time to time by resolution of the entire Board. The size of the Board is presently fixed at eight members. The By-laws provide that directors of the Company are elected annually to serve until the next annual meeting of stockholders or until their earlier resignation or removal. Accordingly, at the Meeting, eight directors are to be elected to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. All of the management nominees for director named below are currently directors of the Company. Unless otherwise specified, proxies will be voted FOR the election of each of the management nominees named below. The Board does not expect that any of the nominees will be unable to serve as a director. However, if for any reason one or more of the nominees is unable to serve, proxies will be voted for such substitute nominees as the Board may recommend unless otherwise specified in the proxy.

           Set forth below is certain biographical information with respect to each nominee for director:

NAME                                AGE                          PRINCIPAL OCCUPATION                          DIRECTOR SINCE
------------------------------   -----------   ----------------------------------------------------------  ------------------------
Charles Fabrikant                    55        Chairman of the Board, President and                             December 1989
                                               Chief Executive Officer of the Company

Granville E. Conway (1) (2)          72        President and Chief Executive Officer of                         December 1989
                                               Cosmopolitan Shipping Co. Inc.

Andrew R. Morse (2)                  54        Senior Vice President of Salomon Smith Barney                      June 1998

Michael E. Gellert (1)               68        General Partner of Windcrest Partners, L.P.                      December 1989

Stephen Stamas (2)                   68        Chairman of The American Assembly of Columbia University         December 1992

Richard M. Fairbanks III (1)         59        Managing Director, Center for Strategic and                       April 1993
                                               International Studies

Pierre de Demandolx                  59        Managing Director, Petroleum Development &                        April 1994
                                               Diversification Ltd

Antoon Kienhuis                      57        Vice President and Chief Financial Officer, Smit                  April 1997
                                               Internationale NV

-----------
(1) Member of the Audit Committee
(2) Member of the Stock Option and Executive Compensation Committee

           Charles Fabrikant has been Chairman of the Board and Chief Executive Officer of SEACOR since December 1989, and has served as a director of certain of SEACOR's subsidiaries since December 1989. He has been President of SEACOR since October 1992. For more than the past five years, Mr. Fabrikant has been the Chairman of the Board and Chief Executive Officer of SCF Corporation ("SCF") and President of Fabrikant International Corporation ("FIC"), each a privately owned corporation engaged in marine operations and investments. Each of SCF and FIC may be deemed to be an affiliate of the Company. Mr. Fabrikant is a licensed attorney admitted to practice in the State of New York and in the District of Columbia.

           Granville E. Conway is President and Chief Executive Officer of Cosmopolitan Shipping Co. Inc. ("Cosmopolitan"), a company primarily engaged in ship management. Mr. Conway has been employed by Cosmopolitan since March 1950 and is a graduate of the U.S. Merchant Marine Academy. Mr. Conway was President of the Company from December 1989 to October 1992. Mr. Conway has been a director of SEACOR since December 1989.

           Michael E. Gellert has been one of two general partners of Windcrest Partners, L.P., a New York investment partnership, for more than the past five years. Mr. Gellert has been a director of SCF since 1984 and is currently a director of the following public corporations: Premier Parks Inc. (Committees:
Audit, Compensation and Stock Option), Devon Energy Corp. (Committees:
Compensation and Stock Option), Humana Inc. (Committees: Audit, Compensation, Investment, Executive), High Speed Access Corp. (Committees - Audit, Compensation and Executive), Smith Barney World Funds, and serves as a member of the Putnam Trust Company Advisory Board to the Bank of New York. Mr. Gellert has been a director of SEACOR since December 1989.

           Stephen Stamas has been the Chairman of The American Assembly of Columbia University, a not-for-profit organization involved in the study of public affairs, since 1987. Mr. Stamas served as the Chairman of the New York Philharmonic from 1989 until 1996 and as Vice Chairman of the Rockefeller University from 1995 until 1999. He is Chairman Emeritus and a director, and was Chairman from 1995 until May 1999, of the Greenwall Foundation and a director of BNY Hamilton Funds, Inc. Mr. Stamas has been a director of SEACOR since December 1992. From 1973 to 1986, he served as a Corporate Vice President of Exxon Corporation.

           Richard M. Fairbanks III is currently Managing Director for Domestic and International Issues at the Center for Strategic and International Studies in Washington, D.C., a research organization. From February 1992 until March

1994, he was Senior Counsel in the Washington, D.C. office of Paul, Hastings, Janofsky & Walker (a law partnership). From September 1985 to February 1992, he was Managing Partner of that office. Mr. Fairbanks is also a director of Hercules Incorporated (Committees: Finance and International), GATX Corporation (Committees: Audit and Nominating) and SpaceLab Inc. He formerly served as an Ambassador-at-Large for the United States and was International Chairman of the Pacific Economic Cooperation Council. Mr. Fairbanks is admitted to practice law in the District of Columbia and before the United States Supreme Court. Mr. Fairbanks has been a director of SEACOR since April 1993.

           Pierre de Demandolx is a Director of Compagnie Nationale de Navigation ("CNN"), a Paris based public company majority owned by Worms & Cie. until January 1998 and presently owned by Compagnie Maritime Belge, whose primary business is shipping. He was the Chief Executive Officer of CNN from September 1990 to June 1996. From July 1996 until October 1997, Mr. Demandolx was the Chairman of the Board of Heli-Union, a Paris based helicopter transportation company. From 1986 to January 1996, Mr. Demandolx was Chairman of Feronia International Shipping ("FISH") and is currently a Director of FISH. He was the General Partner of DPH Conseils, a consulting firm in transportation and energy created in 1996. Since 1999, Mr. Demandolx has been Managing Director of Petroleum Development & Diversification Ltd, a consulting agency based in London. Mr. Demandolx has been a director of SEACOR since April 1994.

           Antoon W. Kienhuis is Vice President and Chief Financial Officer of Smit Internationale N.V., a Netherlands corporation whose principal business is maritime contracting, salvage and harbor operations ("Smit"), and the Managing Director of Smit Internationale Overseas B.V. Mr. Kienhuis has held several positions with Smit since 1973. Mr. Kienhuis has been a director of SEACOR since April 1997.

           Andrew R. Morse has been a Senior Vice President - Investments of Salomon Smith Barney Inc in New York, an investment banking firm, and Smith Barney Inc., its predecessor, for the past five years. He is the Senior Partner of Round Hill Associates, a private investment partnership, and sits on numerous philanthropic boards. Mr. Morse has been a director of SEACOR since June 1998.

           Directors will be elected by a plurality of the shares of Common Stock represented in person or by proxy at the Meeting. If you do not wish your shares to be voted for any particular nominees, please identify those nominees for whom you "withhold authority" to vote in the appropriate space provided on the enclosed proxy.

           THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR-NOMINEES NAMED ABOVE.


               INFORMATION RELATING TO THE BOARD OF DIRECTORS AND
                               COMMITTEES THEREOF

MEETINGS

           During the year ended December 31, 1999, the Board held four meetings and acted by unanimous written consent on two occasions. Each director attended at least 75% of the meetings of the Board and all committees of the Board of which he is a member during his term of service as a director.

COMMITTEES OF THE BOARD

AUDIT COMMITTEE

           The functions of the Audit Committee are to recommend to the full Board the firm to be appointed each year as independent auditors of the Company's financial statements, to perform services related to the completion of such audit, and to review affiliated transactions. The Audit Committee also has the responsibility to: (i) review the scope and results of the audit with the independent auditors, (ii) review with management and the independent auditors the Company's interim and year-end financial condition and results of operations, (iii) consider the adequacy of the internal accounting, bookkeeping and other control procedures of the Company, and (iv) review any non-audit services and special engagements to be performed by the independent auditors and consider the effect of such performance on the auditors' independence. The Audit Committee is also responsible for reviewing at least once each year the terms of all material proposals, transactions and arrangements between the Company and its directors, officers, subsidiaries and affiliates. Messrs. Conway, Fairbanks and Gellert, none of whom is an officer or other employee of the Company, serve as members of the Audit Committee. The Audit Committee held two meetings during 1999.

STOCK OPTION AND EXECUTIVE COMPENSATION COMMITTEE

           The Stock Option and Executive Compensation Committee is responsible, subject to the general terms and provisions of the SEACOR SMIT Inc. 1992 Non-Qualified Stock Option Plan (the "1992 Stock Option Plan") and the SEACOR SMIT Inc. 1996 Share Incentive Plan (the "1996 Share Incentive Plan"), for the administration and award of restricted stock and stock options under such plans. In addition, in January 1993, the Board delegated to the committee responsibility for all matters relating to the determination and award of executive compensation. Messrs. Stamas, Morse and Conway, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3(b) under the Exchange Act with respect to the 1992 Stock Option Plan and the 1996 Share Incentive Plan, serve as members of the Stock Option and Executive Compensation Committee. The Stock Option and Executive Compensation Committee held one meeting during 1999 and acted by unanimous written consent on four occasions.

           NOMINATING COMMITTEE

           The Company does not maintain a Nominating Committee.

COMPENSATION OF DIRECTORS

           Directors of the Company who are officers receive no remuneration by reason of such directorship and are not compensated for attending meetings of the Board or standing committees thereof. Directors who are not officers of the Company receive an annual retainer of $15,000 and $1,500 for every regular Board and Committee meeting that they attend.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

           The following table sets forth certain compensation information for the Company's Chief Executive Officer and each of the four most highly compensated executive officers of the Company whose aggregate salary and bonus exceeded $100,000 for the fiscal year ended December 31, 1999 (collectively, the "Named Executive Officers").

                                                Annual Compensation                         Long-Term Compensation
                                           -------------------------------------------------------------------------------------
                                                                                                # of Securities        All Other
                                                                             Restricted Stock      Underlying        Compensation
Position (s)                         Year   Salary ($)    Bonus ($) (1)       Awards ($) (2)        Options            ($)(3)
------------                         ----   ----------    -------------    ------------------       --------             ---
Charles Fabrikant, (4)               1999       500,000       250,000            241,800             35,000               5,000
Chairman of the Board, President,    1998       500,000       625,000            781,947             25,000               4,800
   and Chief Executive Officer       1997       400,000       500,000            183,178              7,500               4,750

Randall Blank, (5)                   1999       325,000       125,000            113,925              5,000               5,000
Chief Financial Officer, Executive   1998       325,000       225,000            207,867             10,000               4,800
Vice President and Secretary         1997       280,000       200,000             91,589              2,000               4,750

Alice Gran, (6)                      1999       200,000        40,000             13,950              1,000               6,600
Vice President and General           1998        40,000         -                141,650              1,402                -
Counsel

Milton Rose, (7)                     1999       190,000        40,000             55,800                500               5,000
Vice President                       1998       190,000       100,000             74,438                500               4,800
                                     1997       174,030        85,000             22,075              1,000               4,501

Andrew Strachan, (8)                 1999       200,000        30,000              9,765               -                 31,915
Vice President                       1998       200,000        75,000             11,125               -                 36,166
                                     1997       200,000        45,500            196,842              1,000              33,673

================================================================================
(1) Sixty percent of the bonus is paid at the time of the award while the remaining forty percent is paid in two equal annual installments one and two years after the date of the grant. Any outstanding balance is payable upon the death, disability, termination without "cause" of the employee, or the occurrence of a "change-in-control" of the Company.

(2) The value indicated is based on the number of shares awarded and the stock price on the issuance date. The Company provides two kinds of Restricted Stock Awards. Each award of Type A Restricted Stock ("Type A Stock") vests in three equal and consecutive annual installments, commencing on the first anniversary of the date of award. Each award of Type B Restricted Stock ("Type B Stock") vests approximately one year from the date of the award. For both kinds of restricted stock, the restricted shares shall vest immediately upon the death, disability, termination without "cause" of the employee, or the occurrence of a "change-in-control" of the Company. If cash dividends are paid by the Corporation, holders of restricted stock are entitled to receive such dividends whether or not the shares of restricted stock have vested.

(3) "All Other Compensation" includes contributions made by the Company to match pre-tax elective deferral contributions (included under Salary) made by Messrs. Fabrikant, Blank, Gran and Rose under the SEACOR Savings Plan, a defined contribution plan established by the Company effective July 1, 1994 which meets the requirements of
           Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). In the case of Ms. Gran, such amount includes $6,000 for the approximate amount paid under a defined contribution retirement plan paid by a United Kingdom subsidiary of the Company.

(4) Mr. Fabrikant was granted restricted stock awards of 3,510, 15,000 and 3,000 shares of Type A Stock pursuant to Restricted Stock Agreements between the Company and Mr. Fabrikant dated February 5, 1998, January 29, 1999 and February 3, 2000, respectively. Mr. Fabrikant was granted restricted stock awards of 2,193, 2,200 and 2,200 shares of Type B Stock pursuant to Restricted Stock Agreements between the Company and Mr. Fabrikant dated February 5, 1998, January 29, 1999 and February 3, 2000, respectively. At December 31, 1999, Mr. Fabrikant held 20,074 shares of restricted stock having a value of $1,038,830 based upon a closing price of $51.75 per share of Common Stock on December 31, 1999.

(5) Mr. Blank was granted restricted stock awards of 1,755, 3,000 and 1,000 shares of Type A Stock pursuant to Restricted Stock Agreements between the Company and Mr. Blank dated February 5, 1998, January 29, 1999 and February 3, 2000, respectively. Mr. Blank was granted restricted stock awards of 1,425, 1,450 and 1,450 shares of Type B Stock pursuant to Restricted Stock Agreements between the Company and Mr. Blank dated February 5, 1998, January 29, 1999 and February 3, 2000, respectively. At December 31, 1999, Mr. Blank held 5,786 shares of restricted stock having a value of $299,426 based upon a closing price of $51.75 per share of Common Stock on December 31, 1999.

(6) Ms. Gran joined the Company in 1998. Ms. Gran was granted restricted stock awards of 3,000, 200 and 300 shares of Type A Stock pursuant to Restricted Stock Agreements between the Company and Ms. Gran dated August 18, 1998, January 29, 1999 and February 3, 2000. At December 31, 1999, Ms. Gran held 2,200 shares of restricted stock having a value of $113,850 based upon a closing price of $51.75 per share of Common Stock on December 31, 1999.

(7) Mr. Rose was granted restricted stock awards of 423, 500 and 200 shares of Type A Stock pursuant to Restricted Stock Agreements between the Company and Mr. Rose dated February 5, 1998, January 29, 1999 and February 3, 2000, respectively. Mr. Rose was granted restricted stock awards of 1,000 and 1,000 shares of Type B Stock pursuant to Restricted Stock Agreements between the Company and Mr. Rose dated February 5, 1998 and January 29, 1999, respectively. At December 31, 1999, Mr. Rose held 5,563 shares of restricted stock having a value of $287,885 based upon a closing price of $51.75 per share of Common Stock on December 31, 1999.

(8) Mr. Strachan was granted restricted stock awards of 228, 250 and 210 shares of Type A Stock pursuant to Restricted Stock Agreements between the Company and Mr. Strachan dated February 5, 1998, January 29, 1999 and February 3, 2000, respectively. At December 31, 1999, Mr. Strachan held 2,076 shares of restricted stock having a value of $107,433 based upon a closing price of $51.75 per share of Common Stock on December 31, 1998. The Company established an arrangement with Smit pursuant to which the Company was obligated to reimburse Smit and otherwise make contributions for continued coverage of Mr. Strachan under Smit's benefit and pension plans during 1998. In September 1998 the Company initiated certain plans benefiting Mr. Strachan that were funded in part by a transfer of assets from Smit. The Company's obligations to reimburse Smit and its obligations to otherwise make contributions to such plans aggregated approximately $31,915 during 1999.

Stock Options

           On November 22, 1992, the Company's stockholders adopted the 1992 Stock Option Plan, which provides for the grant of non-qualified options to purchase shares of Common Stock to officers and key employees of the Company. The 1992 Stock Option Plan is administered by the Stock Option and Executive Compensation Committee of the Board. Each option granted to an officer or key employee must be evidenced by an agreement (an "Option Agreement") containing terms and provisions established by the Committee in accordance with the 1992 Stock Option Plan.

           On April 18, 1996 the Company's stockholders adopted the 1996 Share Incentive Plan, which provides for the grant of stock options, stock appreciation rights, restricted stock awards, performance awards and stock units to officers and key employees of the Company. The 1996 Share Incentive Plan is administered by the Stock Option and Executive Compensation Committee of the Board. Each share granted to an officer or employee must be evidenced by an agreement (a "Restricted Stock Agreement") containing terms and provisions established by the Committee in accordance with the 1996 Share Incentive Plan.

                               OPTION GRANTS TABLE

           On February 3, 2000, the Company granted options with respect to fiscal 1999 for a total of 59,100 shares of Common Stock under the 1996 Share Incentive Plan, none of which are exercisable prior to January 31, 2001 and which expire not later than February 3, 2010. The Option Agreements provide that the beneficial ownership of the options shall vest in three approximately equal annual installments, commencing on January 31, 2001. However, 100% beneficial ownership of the options shall vest immediately upon death, disability, termination without "cause", as defined therein, or the occurrence of a "change-in-control" of the Company, as defined therein. During 1999 the Company granted additional options with respect to 25,000 shares of Common Stock under the 1996 Share Incentive Plan, under terms similar to those noted above. The following table sets forth certain information with respect to the options granted to the Named Executive Officers:

                                                                                                       Potential Realizable Value
                                                                                                        at Assumed Annual Rates
                                                   Individual Grants                                        of Stock Price
                            ------------------------------------------------------------------              Appreciation for
                                Number of        Percent of Total                                              Option Term
                               Securities       Options Granted to   Exercise of                        -----------------------
                               Underlying      Employees in Fiscal    Base Price     Expiration
Name                        Options Granted            Year             ($/Sh)          Date              5% ($)         10% ($)
----                        ---------------            ----             ------          ----            ----------      --------
Charles Fabrikant                35,000                41.6              46.50          2/3/10          1,023,526       2,593,816
Randall Blank                     5,000                 5.9              46.50          2/3/10            146,218         370,545
Alice Gran                        1,000                 1.2              46.50          2/3/10             29,244          74,109
Milton Rose                        500                  0.6              46.50          2/3/10             14,622          37,055

Aggregated Option Exercises and Year-End Option Value Table

           The following table sets forth certain information with respect to the value of the options outstanding at year end based on a year-end closing price of $51.75 per share. Options issued in 2000 in respect of 1999 performance are not included in this table.

                         Shares      Value Realized           Number of Securities                   Value of Unexercised
                       Acquired on        ($)                Underlying Unexercised                 In-the-Money Options at
                        Exercise                         Options at Fiscal Year-End (#)               Fiscal Year-End ($)
     Name                                                   Exercisable/Unexercisable              Exercisable/Unexercisable
-----------------------------------------------------------------------------------------------------------------------------------
Charles Fabrikant           -              -                    196,111 / 30,000                      6,560,482 / 175,000
Randall Blank               -              -                     37,667 / 11,333                      1,294,750 / 72,500
Milton Rose                 -              -                     20,334 / 1,666                         740,000 / 6,250
Andrew Strachan             -              -                        667 / 333                                0 / 0
Alice Gran                  -              -                       334 / 1,068                           2,505 / 7,910

Employment Contracts and Other Arrangements

           The Company has entered into an employment contracts with Mr. Rose, dated December 24, 1992 (the "Rose Employment Agreement"). The Company has also entered into an arrangement with Mr. Strachan that has not been documented in a formal written employment agreement (the "Strachan Arrangement").

           The Rose Employment Agreement provides for an annual salary of $165,000, subject to adjustment for inflation, and for the grant of an option for 50,000 shares of Common Stock. The initial term of the Rose Employment Agreement was two years commencing on January 25, 1993. Since January 25, 1995, the Rose Employment Agreement has been subject to automatic renewal for one-year periods unless either party gives 180 days' written notice of termination to the other party. No such notice has been given to date and, accordingly, the terms of the Rose Employment Agreement remain in effect, although the Board of Directors has authorized salary payments exceeding the amounts set forth in the Rose Employment Agreement. In the event of a change in control of the Company (as defined in the Rose Employment Agreement), Mr. Rose has the option of a one-time extension of the Rose Employment Agreement for a three-year period.

           In the event Mr. Rose's employment is terminated because (i) he is discharged by the Company for reasons other than for "Cause" (as defined therein), (ii) he involuntarily resigns at the request of the Company, for reasons other than for Cause, or (iii) he resigns following the assignment of duties which are inconsistent with employment in the capacity of a president of a subsidiary of the Company, he then is entitled to receive a one-time severance payment equal to his base salary (excluding bonuses and incentive compensation) for a period of 12 months after the occurrence of any such event.

           In addition, subject to certain limitations, the Rose Employment Agreement specifies that the Company must continue to provide any then-existing life and health insurance benefits to which Mr. Rose, through the Rose Employment Agreement, and his respective dependents are entitled for a period of one year after the termination of his employment or until he obtains other employment pursuant to which comparable life and health insurance benefits are provided.

           The Board may reduce any amount payable under the Rose Employment Agreement if it determines that all or any portion of the amount payable pursuant thereto may be treated as an "excess parachute payment" as defined in
Section 280G of the Code. Furthermore, the Rose Employment Agreement, by its terms, is binding upon any person or entity which acquires the Company, whether by means of merger, consolidation, the purchase of all or substantially all of the Company's assets, or otherwise.

           Pursuant to the Strachan Arrangement, Mr. Strachan will receive a salary of $200,000 per year, to be reviewed semi-annually, for a period of three years beginning January 1, 1997. The Strachan Arrangement also provides participation in Company medical and retirement plans made available to European nationals employed in EEU locations and for reimbursement of certain housing, living, automobile lease and other expenses. The Strachan Arrangement is terminable upon 30 days written notice.

           Except as set forth above with respect to Messrs. Rose and Strachan, the Company has no employment contracts or formal remuneration arrangements with any of the Named Executive Officers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

MANAGEMENT SERVICES AGREEMENT

           Messrs. Fabrikant and Blank serve as Chairman and Chief Executive Officer, and President and Chief Operating Officer, respectively, of SCF. Since January 1, 1990, the Company and SCF have been operating under an agreement (the "Management Services Agreement") with an initial expiration date of January 1, 1993 (subject to automatic renewal for successive one-year periods unless terminated by either party upon at least 60 days notice) pursuant to which SCF provides the Company with certain administrative services. Effective January 1, 1993, the Management Services Agreement was amended such that the services provided by SCF now include the use of SCF offices, equipment and access to SCF administrative and technical personnel, for which the Company pays SCF a fee of $171,000 per annum (together with reimbursement for out-of-pocket expenses), subject to adjustment by the parties. The amendment also extended the stated expiration date of the Management Services Agreement from January 1, 1993 to January 1, 1996 with successive one year renewal options as described above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           Messrs. Stamas, Morse and Conway serve as members of the Stock Option and Executive Compensation Committee. Mr. Conway was President of the Company from December 1989 to October 1992.


                        REPORT ON EXECUTIVE COMPENSATION

GENERAL

           In January 1993, the Board delegated responsibility for all matters relating to the determination and award of executive compensation to the Stock Option and Executive Compensation Committee (the "Committee"). The Committee is currently comprised of Messrs. Stamas, Morse and Conway. The Committee met officially on one occasion and, in addition, had several informal meetings, during 1999 to discuss each option grant, to assess executive compensation policy, to review and approve compensation to the executive officers of the Company for the fiscal year ended December 31, 1999 and to discuss the Company's executive compensation policies and objectives for the forthcoming year.

           The Company's compensation program is designed to attract, retain and motivate highly qualified management personnel, and to engender a sense of entrepreneurial commitment among its executive officers. The Company's compensation philosophy is to provide levels of compensation competitive with comparable companies in the industry, to reward individual initiative and achievement, and to ensure that the amount and nature of executive compensation is reasonably commensurate with the Company's financial condition, results of operations, Common Stock performance, and the executive compensation programs of the Company's competitors. The Company's executive compensation program consists of three central components: (1) base salary, (2) discretionary annual bonuses, and (3) awards of restricted stock and grants of stock options. Factors reviewed by the Committee in establishing the Company's executive compensation program included the Company's financial performance, total assets and services provided, management's business philosophy, industry practices and the Company's culture and organizational structure. While the foregoing provides the general intent and guidelines of the Committee in determining the compensation levels and components for the executive officers, the Committee has final authority to determine all compensation matters in its sole discretion.

BASE SALARY

           The salaries of Messrs. Rose and Strachan were paid in accordance with the provisions of their respective employment agreements or other arrangements.

           In respect of Messrs. Fabrikant and Blank and Ms. Gran, 1999 base salary was unchanged from 1998. Ms. Gran joined the Company in 1998. On an individual basis, their respective salaries are a function of their experience, breadth of responsibilities, ability to manage a complex administrative and financial structure, and are consistent with comparable companies in the industry.

ANNUAL BONUS

           The bonus portion of the executive compensation package is directly related to the individuals' and the Company's performance during the year. Bonus payments are discretionary in nature and are tied to performance during the year in which they were earned. The Company believes that, to the extent that the bonus awards reward the executives in a fair and equitable way, they may also provide an incentive for their continued efforts and for enhanced future performance.

           Specific performance targets are set at the beginning of the year based on the Company's annual forecasts, focusing on operating revenue, net income and cash flow (EBITDA basis) and the achievement of strategic objectives. However, given the Company's history of growth through mergers, acquisitions, and asset purchases, along with market conditions for the marine segment, which are beyond management's control, the Company's actual results can differ greatly from management's forecasts and the Committee must re-evaluate the targets set at the beginning of the year. In 1999, revenue, EBITDA and Net Income declined 25%, 46% and 75%, respectively, for the Company's fiscal year ended December 31, 1999, consistent with general trends in the Company's industry. From a strategic perspective, however, the Company continued to improve the age profile and quality of its fleet through a program of selective disposition and increased its financial commitment to the offshore drilling services market and the maritime communications business.

           The foregoing financial and operating growth of the Company was attributed by the Committee, in large part, to the efforts of the Named Executive Officers, and therefore was considered when determining such persons' annual bonuses.

COMMON STOCK AWARDS AND GRANTS

           The purpose of restricted stock awards and stock option grants is to reward outstanding performance by key employees and officers, to provide additional incentives to executive officers and other key employees to maximize stockholder value, and to create longer term executive commitment to the Company. The Committee believes that such grants and awards foster a greater concern by management with the performance of the Company, both in the short and long-term, which serves to align the interests of management and the Company's stockholders. The number of shares awarded or granted reflect a judgment on the individual's performance to date, as well as on the executive's ability to influence and enhance the Company's future performance.

           Restricted stock awards and stock options granted for 1999 reflect the Committee's belief that the interests of the Company's stockholders are best served by ensuring that senior management is dedicated to maximizing shareholder value. Mr. Fabrikant was expressly recognized for his leadership role in the Company's development and his ability to continue to influence the direction of the Company towards maximizing shareholder value.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

           In 1999, Mr. Fabrikant received total cash compensation (in the form of salary and bonus) of $750,000 from the Company. Additionally, he was granted 3,000 shares of restricted stock and options on 35,000 shares of stock. These grants were made on February 3, 2000 and vest over three years. Additionally, on February 3, 2000, Mr. Fabrikant was granted 2,200 shares of restricted stock that vest on January 31, 2001. The determination of Mr. Fabrikant's compensation was based upon the factors described above with respect to all executive officers and, in addition, upon Mr. Fabrikant's extensive experience, leadership and reputation within both the offshore marine and environmental services industries and his leadership role in the Company's strong development. Mr. Fabrikant played an instrumental role in the strategic direction of each of the Company's operating segments and the positioning of the Company's assets to take advantage of long-term growth opportunities.

           The foregoing report is respectfully submitted by the Stock Option and Executive Compensation Committee:

                Granville E. Conway, Andrew Morse, Stephen Stamas

PERFORMANCE GRAPH

           Set forth in the graph below is a comparison of the total return that a hypothetical investor would have earned assuming the investment of $100 on December 31, 1994 in (i) the Common Stock of the Company, (ii) the S&P 500 Index ("S&P 500") and (iii) an index of oil service companies published by Simmons and Company, Inc. (the "Simmons Index"). In prior years, the Company had included the NASDAQ Stock Market Index in its performance graph. However, the Company ceased trading on the NASDAQ National Market on October 22, 1996 and began trading on the New York Stock Exchange on October 23, 1996, and has since made the determination that the S&P500 and Simmons Index represent appropriate performance benchmarks.

                         Dec-94      Dec-95      Dec-96     Dec-97      Dec-98    Dec-99
                         ------      ------      ------     ------      ------    ------
Simmons Index            100         150.78      296.71     434.00      201.39    204.94
SEACOR SMIT Inc. Price   100         140.26      327.27     312.99      256.82    268.83
S&P 500                  100         130.93      157.46     206.29      261.31    312.33


           Each of the companies included in the Simmons Index is engaged primarily in providing support or transportation services to the offshore oil and gas exploration and development industry. The inclusion of the Simmons Index in the performance graph reflects the determination by management that the stock performance of the companies included in the Simmons Index form a more accurate basis of comparison against which to judge the Company's performance than does a broader index, such as the S&P 500, which includes a variety of diversified companies involved in industries entirely unrelated to that of the Company.

           The Simmons Index is weighted based on the market capitalization of each individual company within that index at the beginning of each period. All dividends paid during each period are assumed to have been reinvested. Shareholder returns reflected in the performance graph are not necessarily indicative of future performance.

                                 PROPOSAL NO. 2

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

           The Board recommends that stockholders ratify the appointment of Arthur Andersen LLP ("Arthur Andersen"), certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for the fiscal year ending December 31, 2000. The appointment of Arthur Andersen was recommended to the Board by its Audit Committee. Arthur Andersen served as independent auditor for the Company for the fiscal year ended December 31, 1999 and has been engaged by the Company since December 1989.

           Representatives of Arthur Andersen will be present at the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to stockholder questions after the conclusion of the Meeting.

           The affirmative vote of a majority of the Common Stock represented in person or by proxy at the Meeting is required to ratify the appointment of Arthur Andersen.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN TO SERVE AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                                 PROPOSAL NO. 3

                                   APPROVAL OF
                      THE 2000 EMPLOYEE STOCK PURCHASE PLAN

           At the meeting, the shareholders will be asked to approve the 2000 Employee Stock Purchase Plan ("Stock Purchase Plan"). The Board recommends approval of the new Stock Purchase Plan to encourage the accumulation of the Company's common stock by employees by offering them the opportunity to purchase such stock at an attractive price. A copy of the Stock Purchase Plan is attached as Exhibit A hereto.

DESCRIPTION OF THE PLAN

           The Stock Purchase Plan, if approved by the shareholders, will permit the Company to offer its common stock for purchase by eligible employees at a price equal to 85% of the lesser of (i) the fair market value of the stock on the first day of the offering period or (ii) the fair market value of the stock on the last day of the offering period. The Company will make six-month offerings beginning on January 1 and July 1 of each year. The Company may make additional offerings each for a period not exceeding 27 months. There will be 200,000 shares of common stock reserved for issuance under the Stock Purchase Plan during the ten years following its adoption.

           Eligible employees may accumulate savings through payroll deductions over an offering period in order to purchase common stock at the end of such period. Purchases of common stock under the Stock Purchase Plan may only be made with accumulated savings from payroll deductions, and an employee cannot complete such purchases using other resources. The accumulated savings for an offering will be automatically applied at the end of the offering period to purchase as many shares of common stock as feasible, and the unused balance shall be carried over to the next offering.

           The rate of an employee's payroll deduction must be established before the offering, and the Company reserves the right to establish a minimum and maximum rate applicable to all eligible employees. An employee's payroll deduction authorization for one offering will apply to successive offerings unless the employee changes such authorization. An employee may reduce (but not increase) his or her rate of payroll deductions during an offering or withdraw from an offering at any time. Upon withdrawal from any offering, the employee's accumulated savings for such offering shall be returned, without interest, to the employee.

           The Board of Directors of the Company may approve the adoption of the Stock Purchase Plan by one or more subsidiaries of the Company. All employees who have been continuously employed by the Company and its participating subsidiaries for at least six months and who regularly work more than 20 hours a week and more than five months a year are eligible to participate in the Stock Purchase Plan. Any individual whose employment with the Company and its subsidiaries terminates for any reason (other than disability) before the end of an offering will become ineligible to purchase common stock under the Stock Purchase Plan. As of April 1, 2000, approximately 1,265 employees of the Company's subsidiaries would be eligible to participate in the Stock Purchase Plan.

           In no event shall the fair market value of all shares purchased by an employee under the Stock Purchase Plan exceed $25,000 with respect to any calendar year. Further, no employee will be permitted to complete the purchase of common stock under the Stock Purchase Plan if, immediately after such purchase, the employee would own shares possessing at least five percent of the total combined voting power of the Company or any of its parent or subsidiary corporations.

           The Stock Purchase Plan is intended to comply with section 423 of the Internal Revenue Code. The Board of Directors of the Company may amend or terminate the Stock Purchase Plan at any time; provided, however, that no increase in the number of shares of the Company's common stock reserved for issuance under the Stock Purchase Plan may be made without shareholder approval.

FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE PURCHASE PLAN

           The federal income tax consequences of an employee's purchases under the Stock Purchase Plan will vary. The following discussion is only a summary of the general federal income tax rules applicable to the Stock Purchase Plan. Employees should consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

           The Stock Purchase Plan and the right of participants to make purchases thereunder are intended to qualify under the provisions of Section 421 and 423 of the Code. Under those provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. However, a participant may become liable for tax upon dispositions of shares acquired under the Stock Purchase Plan (or if he or she dies holding such shares), and the tax consequences will depend on how long a participant has held the shares prior to disposition.

           If the shares are disposed of at least one year after the shares were acquired under the Stock Purchase Plan and at least two years after the first day of the offering period to which the shares relate, or if the employee dies while holding the shares, the following tax consequences will apply. The lesser of (a) the excess of fair market value of the shares at the time of such disposition over the purchase price of the shares (the "option price") or (b) the excess of the fair market value of the shares at the time the option was granted over the option price will be treated as ordinary income to the participant. Any further gain upon disposition generally will be taxed at long-term capital gain rates. If the shares are sold and the sales price is less than the option price, there is no ordinary income and the participant has a long-term capital loss equal to the difference. No deduction in respect of the disposition of such shares will be allowed to the Company.

           If the shares are sold or disposed of (including by way of gift) before the expiration of either the two-year or the one-year holding periods described above, the following tax consequences will apply. The amount by which the fair market value of the shares on the date the option is exercised (which is the last business day of the offering period and which is hereafter referred to as the "termination date") exceeds the option price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain and will qualify for long-term capital gain treatment if the shares have been held for more than one year following the exercise of the option. Even if the shares are sold for less than their fair market value on the termination date, the same amount of ordinary income is attributed to a participant and a capital loss is allowed equal to the difference between the sales price and the value of such shares on such termination date. The Company, in the event of an early disposition, will be allowed a deduction for federal income tax purposes equal to the ordinary income realized by the federal income tax purposes equal to the ordinary income realized by the disposing employee.

           THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 2000 EMPLOYEE STOCK PURCHASE PLAN.


                                 PROPOSAL NO. 4

                     APPROVAL OF THE 2000 STOCK OPTION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

           The Company desires to attract and retain the services of outstanding non-employee directors by affording them an opportunity to acquire a proprietary interest in the Company through automatic, non-discretionary awards of options to purchase shares of Common Stock ("Options"), and thus to create in such directors an increased interest in and a greater concern for the welfare of the Company and its subsidiaries. As a result, on March 2, 2000, the Board of Directors adopted the 2000 Stock Option Plan for Non-Employee Directors (the "Non Employee Director Plan"), subject to the approval of holders of a majority of the outstanding Common Stock represented at the Meeting. The following summary of the Non-Employee Director Plan is qualified in its entirety by reference to the complete text of the Non-Employee Director Plan, which is attached to this Proxy Statement as Appendix B and is incorporated herein by reference.

           Under the Non-Employee Director Plan, each member of the Board of Directors who is not an employee of the Company or any subsidiary (a "Non-Employee Director") will be granted an option to purchase 2,000 shares of Common Stock on the date of the Meeting and upon the date of each subsequent annual meeting of stockholders of the Company through and including the 2004 Annual Meeting of Stockholders. The exercise price of Options granted under the Non-Employee Director Plan will be equal to 100% of the fair market value per share of the Common Stock on the date the Options are granted. A total of 100,000 shares of Common Stock will be reserved for issuance under the Non-Employee Director Plan. The Non-Employee Director Plan will be administered by the Board of Directors or a committee of the Board designated for this purpose.

           Options granted under the Non-Employee Director Plan will be exercisable at any time following the earlier of the first anniversary of, or the first annual meeting of the Company's stockholders after, the date of grant, for a period of up to ten years from the date of grant. Subject to the accelerated vesting of Options upon a Non-Employee Director's death or disability, if a Non-Employee Director's service as a director of the Company is terminated, his or her Options will terminate with respect to the shares of Common Stock as to which such Options are not then exercisable. Any portion of a Non-Employee Director's Options which are vested but has not been exercised may, subject to certain exceptions, be exercised within three months after the date of termination of service as a director in the case of termination by reason of voluntary retirement or failure of the Company to nominate such director for re-election, or failure of such director to be re-elected by stockholders, after nomination by the Company; or within one year in the case of termination of service as a director by reason of death or disability. In the event of a "Change in Control of the Company," the vesting of all outstanding options under the Non-Employee Director Plan will be accelerated.

           If any change is made to the Common Stock subject to the Non-Employee Director Plan (through merger, consolidation, recapitalization, stock split, exchange of shares or other like change in the capital structure of the Company), the Board is authorized to make appropriate adjustments to the securities, cash and/or property with respect to which the Options are exercisable. The Company intends to file a registration statement on Form S-8 to register the shares of Common Stock to be issued under the Non-Employee Director Plan.

           All options are non-transferable except by will or the laws of descent and distribution. The shares issued upon the exercise of the Options are not subject to any transfer restriction except those mandated by applicable federal and state securities laws.

           The Board may from time to time suspend, terminate or amend the Non-Employee Director Plan, provided that no suspension, termination or amendment of the Non-Employee Director Plan may alter or impair any Option previously granted under the Non-Employee Director Plan except upon the consent of the persons to whom the Option was granted. Unless terminated earlier by the Board, the Non-Employee Director Plan shall continue until the close of business on the date of the Company's 2004 Annual Meeting of Stockholders.

CERTAIN TAX MATTERS

           The following is a summary, and does not purport to be a complete description, of certain federal income tax aspects of the Non-Employee Director Plan. No information is given with respect to any state, local, or foreign taxes which may be applicable.

           Under the Non-Employee Director Plan, a participant will not recognize taxable income, and the Company will not be entitled to a deduction, upon the grant of an Option. Upon exercise of such Option, the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of each share of Common Stock on the date of exercise exceeds the Option exercise price. The amount so recognized as income will be deductible by the Company. Upon any subsequent sale of shares by a participant, the participant's basis in the shares purchased for determining gain or loss will be their fair market value on the date of exercise, if such shares were acquired for cash. If the exercise of the option is made by delivery of shares of Common Stock in payment of the option price, the shares delivered are deemed to be exchanged in a tax-free transaction for the equivalent number of new shares of Common Stock. Such equivalent number of new shares has the same basis and holding period as the shares exchanged. The number of shares received in excess of the number of shares delivered will be included in the participant's income at the fair market value thereof. Any gain or loss recognized upon the sale or other disposition of such shares will be capital gain or loss, either long-term or short-term depending upon the holding period of such shares (which begins on the date the participant recognizes income with respect to such shares).

           The foregoing is not be considered as tax advice to any persons who may be participants in the Non-Employee Director Plan and any such persons are advised to consult their own tax counsel.

           THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE 2000 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.


                                  OTHER MATTERS

LIMITATION ON STOCKHOLDER ACTION BY WRITTEN CONSENT; SPECIAL MEETINGS OF STOCKHOLDERS; REMOVAL OF DIRECTORS; VACANCIES

           The Restated Certificate of Incorporation provides that no action may be taken by stockholders except at an annual or special meeting of stockholders or by the affirmative written consent of the holders of not less than 66 2/3% (or such greater percentage as may then be required by applicable law) in voting power of the outstanding shares of Common Stock entitled to vote thereon. The By-laws provide that, to be properly brought before an annual meeting, business must be (i) specified in the notice of meeting and (ii) brought before the meeting by or at the direction of the Board, or be brought before the meeting by a stockholder upon timely written notice in proper form given to the Secretary of the Company. In order to be considered timely, such stockholder notice must be received by the Secretary of the Company not less than 90 days prior to the anniversary of the date of the annual meeting of stockholders held in the previous year, subject to certain exceptions. The By-laws further provide that, unless otherwise prescribed by law, special meetings of stockholders can only be called by the Chairman of the Board, the President or pursuant to a resolution approved by a majority of the Board, and, in any such case, only to consider such business as shall be provided in such resolution or in the notice delivered to stockholders respecting the special meeting.

           THE BY-LAWS ALSO PROVIDE THAT DIRECTORS OF THE COMPANY CAN BE REMOVED FROM OFFICE (PRIOR TO THE EXPIRATION OF THEIR TERM) WITH OR WITHOUT "CAUSE" BY THE AFFIRMATIVE VOTE OF A MAJORITY IN VOTING POWER OF THE OUTSTANDING SHARES ENTITLED TO VOTE AT AN ELECTION OF DIRECTORS, AND THAT VACANCIES ON THE BOARD CAN BE FILLED ONLY BY THE REMAINING DIRECTORS THEN IN OFFICE.

STOCKHOLDER NOMINATION OF DIRECTORS

           The By-laws establish an advance notice procedure with regard to the nomination (other than by or at the direction of the Board or a committee thereof) of candidates for election as directors (the "Nomination Procedure"). Only persons who are nominated by the Board, a committee appointed by the Board, or by a stockholder who has given timely prior written notice to the Secretary of the Company prior to the meeting at which directors are to be elected, are eligible for election as directors of the Company. In order to be timely, such written notice must be received by the Secretary of the Company not less than 90 days prior to the anniversary of the date of the immediately preceding annual meeting (subject to certain exceptions), and the notice must contain (i) the name and address of the stockholder who intends to make the nomination and the name and address of the person or persons to be nominated, (ii) a representation that the stockholder is a holder of record of Common Stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all contracts, arrangements or other understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy or information statement filed pursuant to the Exchange Act, and (v) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the foregoing nomination of any person not made in compliance with the Nomination Procedure.

           Although the By-laws do not empower the Board with the right to approve or disapprove of stockholder nominations for the election of directors or any other business properly brought by the Company's stockholders at any annual or special meeting, the foregoing Nomination Procedure may nevertheless have the effect of (i) precluding a nomination for the election of directors or precluding the transaction of business at a particular meeting if the proper procedures are not followed, or (ii) deterring a third party from conducting a solicitation of proxies or contest to elect his or its own slate of director nominees or otherwise attempting to obtain control of the Company.

RESTRICTIONS ON FOREIGN OWNERSHIP OF COMMON STOCK AND RELATED MATTERS

           The Company is subject to a variety of U.S. federal statutes and regulations, including the Shipping Act, 1916, as amended (the "Shipping Act"), and the Merchant Marine Act of 1920, as amended (the "1920 Act," and collectively with the Shipping Act, the "Acts"), which govern, among other things, the ownership and operation of vessels used to carry cargo between U.S. ports.

           Generally, the Acts require that vessels engaged in U.S. coastwise trade must be owned by citizens of the U.S. In order for a corporation operating in U.S. coastwise trade to qualify as a U.S. citizen, at least 75% of the outstanding capital stock of the corporation must be owned by persons or organizations that are U.S. citizens, as defined in the Shipping Act. Accordingly, if persons or organizations that are not U.S. citizens as so defined ("Foreigners") were to own more than 25% of the Common Stock, the Company would not (until such Foreign ownership was reduced to or below 25%) be permitted to continue its U.S. coastwise trade operations. To help facilitate compliance with the Acts, the Restated Certificate of Incorporation requires the Company to institute and to implement through the transfer agent for the Common Stock a dual stock certificate system, pursuant to which certificates evidencing shares of Common Stock bear legends which, among other things, designate such certificates as either "foreign" or "domestic," depending on the citizenship of the owner. The Restated Certificate of Incorporation also establishes procedures designed to enable the Company to monitor and limit foreign ownership of the Common Stock, and authorizes the Board under certain circumstances to redeem shares of stock owned by Foreigners. Moreover, the By-laws provide that the Chairman of the Board and Chief Executive Officer, and the President must each be U.S. citizens, and restrict any officer who is not a U.S. citizen from acting in the absence or disability of such person. The By-laws further provide that the number of Foreign directors shall not exceed a minority of the number necessary to constitute a quorum for the transaction of business.

                                  ANNUAL REPORT

           A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1999 accompanies this Proxy Statement and should be read in conjunction herewith.

                  STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

           Stockholder proposals to be presented at the 2001 Annual Meeting must be received by the Company on or before December 6, 2000 for inclusion in the proxy statement and proxy card relating to that meeting. In accordance with
Article I, Section 1 of the Amended and Restated By-laws of the Company, in order to be properly brought before the next annual meeting by a stockholder, such stockholder must deliver to the Company timely notice thereof. To be timely, a stockholder's notice must be delivered to or mailed and received by the Secretary at the principal executive offices of the Company, not less than 90 calendar days in advance of the anniversary date of the previous year's annual meeting of stockholders (or if there was no such prior annual meeting, not less than 90 calendar days prior to the date which represents the second Tuesday in May of the current year); if, however, the date of the annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from such anniversary date, then, to be considered timely, notice by the stockholders must be received by the Company not later than the close of business on the later of
(x) the 90th day prior to such annual meeting or (y) the seventh day following the date on which notice of the date of the annual meeting was mailed to stockholders or publicly disclosed.


                                      For the Board of Directors

                                  /s/ Randall Blank

                                      Randall Blank
                                      Executive Vice President,
                                      Chief Financial Officer and Secretary

                                                                       EXHIBIT A















                                SEACOR SMIT INC.
                        2000 EMPLOYEE STOCK PURCHASE PLAN














                                                          EFFECTIVE JULY 1, 2000

                                SEACOR SMIT INC.

                        2000 EMPLOYEE STOCK PURCHASE PLAN


ARTICLE I PURPOSE AND DEFINITIONS

1.01 Purpose. The Seacor Smit Inc. 2000 Employee Stock Purchase Plan, as amended from time to time ("Plan"), provides a convenient method of acquiring shares of stock of Seacor Smit Inc. ("Company"), if you are eligible to participate. The Plan is intended to qualify as an employee stock purchase plan under section 423 of the Internal Revenue Code of 1986, as amended ("Code") , but is not intended to be subject to section 401(a) of the Code or the Employee Retirement Income Security Act of 1974.

1.02 Definitions. A term defined in the Plan shall have the meaning ascribed to it wherever it is used herein unless the context indicates otherwise.

ARTICLE II PARTICIPATION

2.01 Adoption by Subsidiaries. The Company's Board of Directors may authorize the adoption of the Plan by one or more subsidiary corporations of the Company ("Participating Subsidiaries").

2.02 Eligibility to Participate. You are eligible to participate in an Offering under the Plan if, as of the first day of such Offering, you are regularly scheduled to work more than twenty hours a week (as determined by reference to the Company's employment records) and more than five months a year for the Company and its Participating Subsidiaries, and you have completed at least six months of employment with the Company and its Participating Subsidiaries.

2.03 Participation Agreement. Participation in the Plan is voluntary with respect to each Offering. To participate in an Offering, you must be eligible and must complete a written enrollment form provided by the Company ("Participation Agreement") authorizing payroll deductions from your paycheck. Your Participation Agreement will remain in effect through each consecutive Offering unless you choose to revise or revoke it, or you become ineligible to participate in the Plan.

2.04 Termination of Your Participation. You may withdraw at any time from any Offering by written notice to the Committee in such form as it may require. Your participation will also end upon your termination of employment with the Company and its parent and subsidiary corporations or when you become ineligible to participate (including by reason of the Company or any Participating Subsidiary terminating its participation in the Plan).

2.05 Designation of Beneficiary. You shall, by written notice to the Committee, designate a person or persons to receive the value of your Account in the event of your death. You may, by written notice to the Committee during employment, alter or revoke such designation, subject always to any applicable law governing the designation of beneficiaries. Such written notice shall be in such form and shall be executed in such manner as the Committee may determine. If upon your death you have not designated a beneficiary under the Plan or such beneficiary does not survive you, the value of your Account shall be paid to your estate.

ARTICLE III CONTRIBUTIONS

3.01 Payroll Deductions. You may accumulate savings to purchase Shares in an Offering by authorizing payroll deductions pursuant to a Participation Agreement, subject to such minimum and maximum limits (expressed in dollars or as a percentage of wages) as the Committee may impose. Such savings shall be credited to your Account with respect to the Offering to which they relate. Payroll deductions for an Offering shall commence with the first paycheck you receive during such Offering and shall end with the last paycheck you receive during such Offering. Paychecks will be treated as having been received when they are sent out or otherwise distributed.

3.02 Change in Rate of Contributions. You may reduce (but not increase) your rate of payroll deduction during an Offering by written notice to the Committee in such form and manner as it requires. Such reduction shall be effective as of the first pay period thereafter by which the Company is able to process the change.

3.03 Possession of Contributions. All payroll deductions made pursuant to the Plan shall be held for your benefit and on your behalf by the Company or any custodian selected by the Committee. Such payroll deductions shall constitute your property notwithstanding that they may be commingled with the general assets of the Company or such custodian.

ARTICLE IV OPTIONS TO ACQUIRE SHARES

4.01 Maximum Number of Shares. The number of shares of common stock of the Company ("Shares") available for issuance under the Plan shall be 200,000 Shares with respect to the ten years following the adoption of the Plan. Any Shares that are not actually purchased under the Plan for any reason shall remain available for purchase hereunder.

4.02 Offerings. The Company will offer Shares for purchase under the Plan ("Offering") for six-month periods beginning on January 1 and July 1 of each calendar year, commencing on July 1, 2000. The Company may make additional Offerings for different periods, provided that no Offering shall extend for more than 27 months.

4.03 Options. Each Offering shall constitute an option to purchase whole Shares at a price per Share equal to 85% of the lesser of (i) the fair market value of a Share on the first day of such Offering or (ii) the fair market value of a Share on the last day of such Offering. The fair market value of a Share on any date shall be its closing price reported by the principal stock exchange on which Shares are traded for such date or for the next earliest date on which Shares were traded.

4.04 Individual Limit on Options. No Participant shall be granted or otherwise permitted to have one or more options to purchase during any calendar year shares of stock of the Company or any of its parent or subsidiary corporations under the Plan or other plans qualifying under Section 423 of the Code having a fair market value (as of the applicable date of grant) of more than $25,000 in the aggregate for all such options.

4.05 Purchase of Shares. Unless you have withdrawn or become ineligible prior to the end of an Offering, your accumulated savings shall be automatically applied on the last day of the Offering to purchase whole Shares to the extent feasible in accordance with the Offering. Such purchase shall be treated as the exercise of an option represented by the Offering. Any amount remaining in your Account after such purchase shall be applied to the next Offering. You are not entitled or permitted to make cash payments in lieu of payroll deductions to acquire Shares in an Offering. In no event shall any Shares be purchased pursuant to an Offering more than 27 months after the commencement of the Offering.

4.06 Source of Shares. Shares may be purchased directly from the Company or by the Broker pursuant to directions from the Committee. If the Broker acquires Shares pursuant to an open market transaction, such purchase shall be made at the market price prevailing on the applicable exchange.

4.07 Restriction on 5% Owners. No employee shall be permitted to purchase Shares under the Plan if, immediately after such purchase, such employee would possess stock having 5% or more of the total combined voting power of all classes of stock of the Company or any of its parent or subsidiary corporations, determined by applying the stock ownership rules of section 424(d) of the Code.

4.08 Prohibition Against Assignment. Your right to purchase Shares under the Plan are exercisable only by you and may not be sold, pledged, assigned, surrendered or transferred in any manner other than by will or the laws of descent and distribution. Any attempt to sell, pledge, assign, surrender or transfer such rights shall be void and shall automatically cause any purchase rights held by you to be terminated. In such event, the Committee may refund in cash, without interest, all contributions credited to your Account

ARTICLE V ACCOUNTS

5.01 Establishment of Accounts. The Committee shall cause to be maintained a separate account for each participant ("Account") to record the amount of payroll deductions with respect to each Offering, and the purchase price for and the number of Shares, credited to such participant. No interest or other earnings shall be credited to any contributions under the Plan.

5.02 Custody of Shares. The Committee shall select a broker ("Broker") which shall hold and act as custodian of Shares purchased pursuant to the Plan. Absent instructions to the contrary from a Participant, certificates for Shares purchased will not be issued by the Broker to a participant.

5.03 Voting of Shares. You shall direct the Broker as to how to vote the full Shares credited to your Account.

ARTICLE VI DISBURSEMENTS FROM ACCOUNT

6.01 Withdrawal of Contributions. Upon your withdrawal from any Offering, all or any designated portion of the contributions credited to your Account with respect to such Offering shall be disbursed, without interest, to you.

6.02 Withdrawal of Shares. You may at any time withdraw all or any number of whole Shares credited to your Account under the Plan by directing the Broker to cause your Shares to be (i) issued as certificates in your name, (ii) transferred to another brokerage account of yours or (iii) sold and the net proceeds (less applicable commissions and other charges) distributed in cash to you.

6.03 Distribution Upon Termination. Upon termination of your participation in the Plan as a whole prior to the expiration of all Offerings thereunder, all contributions and Shares credited to your Account shall be disbursed to and as directed by you in accordance with the Plan. All contributions credited to your Account that have not been applied to the purchase of Shares shall be returned to you without interest, unless such termination coincides with the expiration of an Offering and Shares are purchased accordingly. Shares credited to your Account shall, in accordance with instructions to the Broker from you and at your expense, be distributed in the same manner as permitted upon any withdrawal.

6.04 Failure to Provide Directions. If within ninety (90) days after you have withdrawn from the Plan you have not notified the Broker of your instructions as set forth herein, the Committee shall direct the Broker to issue Shares in your name and deliver the same to you at your last known address.

6.05 Sale of Shares. If you elect to receive the proceeds from the sale of your Shares, the amount payable shall be determined by the Broker based upon the proceeds of the sale of your Shares at the market price prevailing on the New York Stock Exchange, less any applicable commissions, fees and charges. The Broker, acting on your behalf, shall take such action as soon as practicable, but in no event later than five (5) business days after receipt of notification from you. The Company assumes no responsibility in connection with such transactions, and all commissions, fees or other charges arising in connection therewith shall be borne directly by you. The amount thus determined shall be paid in a lump sum to you.

ARTICLE VII ADMINISTRATION AND EXPENSES

7.01 The Plan shall be administered by a Committee, which shall consist of such members as determined by the Company ("Company"). The Committee shall interpret and apply the provisions of the Plan in its good faith discretion, and the Committee's decision is final and binding. The Committee may establish rules for the administration of the Plan.

7.02 Expenses for Purchase of Shares. The Company shall pay brokerage commissions, fees and other charges, if any, incurred for purchases of Shares with payroll deductions made under the Plan.

7.03 Expenses to Sell or Transfer Shares. All brokerage commissions, fees or other charges in connection with any sale or other transfer of your Shares shall be paid by you. In addition, any charges by the Broker in connection with your request to have certificates representing Shares registered in your name shall be paid by you.

7.04 Post-Termination Expenses. Upon your termination of employment or your withdrawal from the Plan for any other reason, all commissions, fees and other charges thereafter relating to your Account will be your responsibility.

ARTICLE VIII MERGERS AND OTHER SHARE ADJUSTMENTS

8.01 Mergers or Other Consolidations. In the event that the Company is a party to a merger or consolidation, outstanding options under the Plan shall be subject to the agreement of merger or consolidation. Such agreement, without the consent of any Participant, may provide for:

           (a) the continuation of such outstanding options by the Company (if the Company is the surviving corporation);

           (b) the assumption of the Plan and such outstanding options by the surviving corporation or its parent;

           (c) the substitution by the surviving corporation or its parent of options with substantially the same terms for such outstanding options, including the substitution of shares of common stock of the surviving corporation with such appropriate adjustments so as not to enlarge or diminish the rights of Participants; or

           (d) the cancellation of such outstanding Options without payment of any consideration other than the return of contributions credited to Participants' Accounts, without interest.

8.02 Adjustments to Shares or Options. In the event of a subdivision of the outstanding common stock, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the fair market value of the Shares, a combination or consolidation of the outstanding Shares into a lesser number of

Shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board of Directors shall make appropriate adjustments so as not to enlarge or diminish the rights of Participants, in one or more of (i) the number of Shares available for purchase under the Plan, (ii) the number of Shares subject to purchase under outstanding options or (iii) the purchase price per Share under each outstanding option.

ARTICLE IX AMENDMENT AND TERMINATION

9.01 The Board of Directors of the Company may at any time terminate or amend the Plan in any respect, including, but not limited to, terminating the Plan prior to the end of an Offering Period or reducing the term of an Offering Period; provided, however, that the number of Shares subject to purchase under the Plan shall not be increased without approval of the Company's shareholders.

9.02 The Plan and all rights of Participants to purchase any Shares hereunder shall terminate at the earlier of the conclusion of the last Offering Period authorized herein, or as otherwise determined by and at the discretion of the Company.

9.03 Upon termination of the Plan at the end of an Offering Period, Shares shall be issued to Participants, and cash, if any, remaining in the Accounts of the Participants, shall be refunded to them, as if the Plan were terminated at the end of an Offering Period. Upon termination of the Plan prior to the end of an Offering Period, all amounts not previously applied to the purchase of Shares shall be distributed to you.

9.04 No amendments to the Plan which affects the responsibilities or duties of the Broker shall be effective without the agreement and approval of the Broker.

ARTICLE X  MISCELLANEOUS

10.01 Joint Ownership. Shares may be registered in the name of the Participant, or, if he or she so designates, in his or her name jointly with his or her spouse, with a right of survivorship.

10.02 No Employment Rights. The Plan shall not be deemed to constitute a contract of employment between the Company and you, nor shall it interfere with the right of the Company to terminate you and treat you without regard to the effect which such treatment might have upon you under the Plan.

10.03 Tax Withholding. The Company shall withhold from amounts to be paid to you as wages, any applicable Federal, state or local withholding or other taxes which it is from time to time required by law to withhold.

10.04 Compliance with Laws. The Company may direct the Broker to delay the issuance of any certificate in the name of any person or the delivery of Shares to any person if it determines that listing, registration or qualification of such Shares upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale or purchase of Shares under the Plan, until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Company.

10.05 Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of New York and without regard to the conflict of laws principles of such state.

                                                                       EXHIBIT B














                                SEACOR SMIT INC.
                2000 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

















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                                SEACOR SMIT INC.

                2000 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS


ARTICLE I PURPOSES

1.01. Retention. SEACOR SMIT Inc. (the "Company") desires to attract and retain the services of outstanding non-employee directors by affording them an opportunity to acquire a proprietary interest in the Company through automatic, non-discretionary awards of options ("Options") exercisable to purchase shares of Common Stock (as defined below), and thus to create in such directors an increased interest in and a greater concern for the welfare of the Company and its subsidiaries.

1.02. Not in Lieu of Compensation. The Options offered pursuant to this SEACOR SMIT Inc. Stock Option Plan for Non-Employee Directors (the "Plan") are a matter of separate inducement and are not in lieu of any other compensation for the services of any director.

1.03. Not Incentive Stock Options. The Options granted under the Plan are intended to be options that do not meet the requirements for incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

1.04. Certain Definitions. As used in the Plan, the term "parent corporation" and "subsidiary corporation" shall mean a corporation coming within the definition of such terms contained in Sections 424(e) and 424(f) of the Code, respectively.

ARTICLE II AMOUNT OF STOCK SUBJECT TO THE PLAN

2.01. Common Stock Options. Options granted under the Plan shall be exercisable for shares of the Company's common stock, par value $.01 per share ("Common Stock").

2.02. Authorized Shares. The total number of shares of Common Stock authorized for issuance under the Plan upon the exercise of Options (the "Shares"), shall not exceed, in the aggregate, 100,000 of the currently authorized shares of Common Stock of the Company, such number to be subject to adjustment in accordance with Section 13.01 of the Plan.

2.03. Shares Acquired Under Plan. Shares that may be acquired under the Plan may be either authorized but unissued Shares, Shares of issued stock held in the Company's treasury, or both. If and to the extent that Options granted under the Plan expire or terminate without having been exercised, the Shares covered by such expired or terminated Options may again be subject to a later-granted Option under the Plan.

ARTICLE III EFFECTIVE DATE AND TERM OF THE PLAN

           The Plan shall become effective at 5:00 p.m., New York City time, on the date of the Company's 2000 Annual Meeting of Stockholders (the "Effective Date"), which meeting is currently scheduled for May 23, 2000, if the Plan is approved by a vote of the stockholders of the Company at such annual meeting. If the Plan is not so approved, the Plan shall be of no force or effect. If so approved, the Plan shall terminate at the close of business on the date of the Company's 2004 Annual Meeting of Stockholders (the "Termination Date"), unless sooner terminated in accordance with its terms.

ARTICLE IV ADMINISTRATION

           The Plan shall be administered by the Board of Directors of the Company (the "Board of Directors"), which may designate from among its members a committee to exercise all power and authority of the Board of Directors at any time and from time to time to administer the Plan. References herein to the Board of Directors shall be deemed to include references to any such committee, except as the context otherwise requires. Subject to the express provisions of the Plan, the Board of Directors shall have authority to construe the Plan and the Options granted hereunder, to prescribe, amend and rescind rules and regulations relating to the Plan and to make all other ministerial determinations necessary or advisable for administering the Plan. However, the timing of grants of Options under the Plan and the determination of the amounts and prices of such Options shall be effected automatically in accordance with the terms and provisions of the Plan without further action by the Board of Directors. The determination of the Board of Directors on matters referred to in this Article IV shall be conclusive.

ARTICLE V ELIGIBILITY

           Each member of the Board of Directors who is not an employee of the Company or any subsidiary corporation or parent corporation of the Company shall be eligible to be granted Options under the Plan ("Eligible Directors"). The Plan does not create a right in any person to participate in, or be granted Options under, the Plan.

ARTICLE VI OPTION GRANTS; VESTING

6.01. Option Grants. On the Effective Date, each Eligible Director then in office shall automatically be granted an Option to purchase 2,000 Shares (subject to adjustment as provided in Article XIII). Thereafter, effective on the date of each subsequent annual meeting of stockholders of the Company through and including the Company's 2004 Annual Meeting of Stockholders, each Eligible Director in office immediately following each such annual meeting shall automatically be granted an Option to purchase 2,000 Shares (subject to adjustment as provided in Section 13.01). Each Option granted to an Eligible Director pursuant to the Plan shall be evidenced by a written agreement between the Company and such Eligible Director. Any Eligible Director entitled to receive an Option grant pursuant to the Plan may elect to decline the Option.

6.02. Vesting. Subject to Articles VIII, IX and X hereof, Options granted pursuant to Section 6.01 will be exercisable for all Shares subject thereto at any time following the earlier to occur of (a) the first anniversary of the date of grant and (b) the date of the first annual meeting of the Company's stockholders that occurs after the date of grant. Notwithstanding the foregoing, the vesting of Options granted pursuant to Section 6.01 shall automatically accelerate and the Options shall be exercisable in full upon (i) the Eligible Director's death, (ii) the Eligible Director's termination of service as a director as a result of disability (as described in Section 22(c)(3) of the Code) or (iii) the occurrence of a Change in Control (as hereinafter defined). The determination of the Board of Directors that any of the foregoing conditions has been met shall be binding and conclusive on all parties.

ARTICLE VII OPTION PRICE AND PAYMENT

7.01. Option Price. The price for each Share purchasable upon exercise of any Option granted hereunder shall be an amount equal to the fair market value per Share on the date of grant. For purposes of the Plan, fair market value per Share shall be the closing price for Common Stock on the date of determination (or on the last preceding trading date if Common Stock was not traded on such date) if the Common Stock is readily tradable on a national securities exchange

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or other market system, and if the Common Stock is not readily tradable, fair market value per Share shall be determined in good faith by the Board of Directors.

7.02. Payment. Upon the exercise of an Option granted hereunder, the Company shall cause the purchased Shares to be issued when it shall have received the full purchase price for the Shares in cash. In lieu of cash, the holder of an Option may, to the extent permitted by applicable law, exercise an Option in whole or in part, by delivering to the Company shares of Common Stock (in proper form for transfer and accompanied by all requisite stock transfer tax stamps or cash in lieu thereof) owned by such holder having a fair market value equal to the cash exercise price applicable to that portion of the Option being exercised by the delivery of such shares. In lieu of the actual delivery to the Company of such shares of Common Stock, the holder of an Option may exercise an Option by providing the Company with a notarized statement attesting to the number of shares of Common Stock owned which are intended to be exchanged and, if the stock certificates representing such shares are held by the option holder, with such certificate numbers, and upon receipt of such notarized statement and upon verification of the existence of such shares, the Company shall cause to be issued to the option holder only the number of incremental Shares to which the option holder is entitled upon exercise of the Option. The fair market value per Share of shares so delivered by the option holder to the Company shall be determined as of the date immediately preceding the date on which the Option is exercised in accordance with Section 7.01, or as may be required in order to comply with or to conform to the requirements of any applicable laws or regulations. The Board of Directors may prescribe any other method of paying the exercise price that it determines to be consistent with applicable law and the purposes of the Plan.

ARTICLE VIII TERMS OF OPTIONS AND LIMITATIONS ON THE RIGHT OF EXERCISE

8.01. Expiration. To the extent that an Option is not exercised within the period of exercisability specified therein, it shall expire as to the then unexercised part.

8.02. Quantity of Shares. In no event shall an Option granted hereunder be exercised for a fraction of a Share or for less than one hundred Shares (unless the number purchased is the total balance for which the Option is then exercisable).

8.03. No Rights as Shareholder. A person entitled to receive Shares upon the exercise of an Option shall not have the rights of a shareholder with respect to such Shares until the date of issuance of a stock certificate to him or her for such Shares; provided, however, that until such stock certificate is issued, any holder of an Option using previously acquired shares of Common Stock in payment of an option exercise price shall continue to have the rights of a shareholder with respect to such previously acquired shares of Common Stock.

ARTICLE IX OPTION PERIOD AND EXERCISE OF OPTIONS

9.01. Exercisability. Any Option granted to an Eligible Director shall be exercisable for a period beginning on the date of grant and ending ten (10) years from the date of grant of such Option, except to the extent such exercise is further limited or restricted pursuant to the provisions hereof.

9.02. Method of Exercise. Subject to the express provisions of the Plan, Options granted under the Plan shall be exercised by the optionee as to all or part of the Shares covered thereby by the giving of written notice of the exercise thereof to the Corporate Secretary of the Company at the principal business office of the Company, specifying the number of Shares to be purchased, the proposed form of payment and specifying a business day not more than ten (10) days from the date such notice is given for the payment of the purchase price against delivery of the Shares being purchased. Subject to the terms of Articles XV, XVI and XVII hereof, the Company shall cause certificates for the Shares so purchased to be delivered at the principal business office of the Company,

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against payment of the full purchase price, on the date specified in the notice of exercise.

ARTICLE X  TERMINATION OF DIRECTORSHIP

10.01. Options Terminate. If an Eligible Director's service as a director of the Company is terminated, any Option previously granted to such Eligible Director shall, to the extent not theretofore exercised, terminate and become null and void; provided, however, that:

           (a) if an Eligible Director holding an outstanding Option dies (including during either the three (3) month or one (1) year period, whichever is applicable, specified in clause
                      (b) immediately below), such Option shall, to the extent not theretofore exercised, remain exercisable for one (1) year after such Eligible Director's death, by such Eligible Director's legatee, distributee, guardian or legal or personal representative; and

           (b) if the service of an Eligible Director holding an outstanding Option is terminated by reason of (i) such Eligible Director's disability (as described in Section 22(e)(3) of the Code), (ii) voluntary retirement from service as a director of the Company, (iii) failure of the Company to nominate for re-election such Eligible Director who is otherwise eligible, except if such failure to nominate for re-election is due to any act of (A) fraud or intentional misrepresentation or (B) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any subsidiary corporation or parent corporation of the Company (in which case, such Option shall terminate and no longer be exercisable), or (iv) the failure of such Eligible Director to be re-elected by stockholders following nomination by the Company, such Option shall, to the extent not previously exercised, remain exercisable at any time up to and including (X) three (3) months after the date of such termination of service in the case of termination by reason of voluntary retirement, failure of the Company to nominate for re-election such Eligible Director who is otherwise eligible (subject to the above exceptions thereto stated in this clause (b)), or failure of such Eligible Director to be re-elected by stockholders following nomination by the Company, and (Y) one (1) year after the date of termination of service in the case of termination by reason of disability.

10.02. Exercise by Legal Representative. If an Option granted hereunder shall be exercised by the legal representative of a deceased Eligible Director or former Eligible Director, or by a person who acquired an Option granted hereunder by bequest or inheritance or by reason of the death of any Eligible Director or former Eligible Director, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

10.03. No Exercise After Expiration. Notwithstanding anything to the contrary contained in this Article X, in no event shall any person be entitled to exercise any Option after the expiration of the period of exercisability of such Option, as specified therein.

ARTICLE XI USE OF PROCEEDS

           The cash proceeds of the sale of Shares subject to the Options granted hereunder are to be added to the general funds of the Company and used for its general corporate purposes as the Board of Directors shall determine.

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ARTICLE XII NON-TRANSFERABILITY OF OPTIONS

           An Option granted hereunder shall not be transferable, whether by operation of law or otherwise, other than by will or the laws of descent and distribution. Except to the extent provided above, Options also may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

ARTICLE XIII ADJUSTMENT OF SHARES; CHANGE IN CONTROL

13.01. Shares Subject to Options. Notwithstanding any other provision contained herein, in the event of any change in the Shares subject to the Plan or to any Option granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or other like change in the capital structure of the Company), an adjustment shall be made to each outstanding Option such that each such Option shall thereafter be exercisable for such securities, cash and/or other property as would have been received in respect of the Shares subject to such Option had such Option been exercised in full immediately prior to such change, and such an adjustment shall be made successively each time any such change shall occur. The term "Shares" after any such change shall refer to the securities, cash and/or property then receivable upon exercise of an Option. In addition, in the event of any such change, the Board of Directors shall make any further adjustment to the maximum number of Shares which may be acquired under the Plan pursuant to the exercise of Options, the maximum number of shares for which Options may be granted to any one Eligible Director and the number of Shares and price per Share subject to outstanding Options as shall be equitable to prevent dilution or enlargement of rights under such Options, and the determination of the Board of Directors as to these matters shall be conclusive and binding on the optionee.

13.02. Change in Control. Notwithstanding any other provision of this Plan, if there is a Change in Control of the Company, all then outstanding Options shall immediately become exercisable. For purposes of this Section 13.02, a "Change in Control" of the Company shall be deemed to have occurred upon any of the following events:

           (a) A change in control of the direction and administration of the Company's business of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"); or

           (b) During any period of two (2) consecutive years, the individuals who at the beginning of such period constitute the Board of Directors or any individuals who would be "Continuing Directors" (as hereinafter defined) cease for any reason to constitute at least a majority thereof; or

           (c)        The Common Stock shall cease to be publicly traded; or

           (d) The Board of Directors shall approve a sale of all or substantially all of the assets of the Company, and such transaction shall have been consummated; or

           (e) The Board of Directors shall approve any merger, consolidation, or like business combination or reorganization of the Company, the consummation of which would result in the occurrence of any event described in
                      Section 13.02(b) or (c) above, and such transaction shall have been consummated.


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Notwithstanding the foregoing, any spin-off of a division or subsidiary of the
Company to its shareholders shall not constitute a Change in Control of the Company.

13.03. Continuing Directors. For purposes of Section 13.02, "Continuing Directors" shall mean the directors of the Company in office on the Effective Date and any successor to any such director and any additional director who after the date of such effectiveness (i) was nominated or selected by a majority of the Continuing Directors in office at the time of his nomination or selection and (ii) is not an "affiliate" or "associate" (as defined in Regulation 12B under the Exchange Act) at the time of his nomination or selection of any person who is the beneficial owner, directly or indirectly, of securities representing ten percent (10%) or more of the combined voting power of the Company's outstanding securities then ordinarily entitled to vote for the election of directors.

ARTICLE XIV RIGHT TO TERMINATE SERVICE

           The Plan shall not impose any obligation on the Company or on any subsidiary corporation or parent corporation thereof to continue the service of any Eligible Director holding Options and shall not impose any obligation on the part of any Eligible Director holding Options to remain in the service of the Company or of any subsidiary corporation or parent corporation thereof.

ARTICLE XV PURCHASE FOR INVESTMENT

15.01. Written Statement. Except as hereinafter provided, the Board of Directors may require the holder of an Option granted hereunder, as a condition to exercise of such Option in the event the Shares subject to such Option are not registered pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), and applicable state securities laws, to execute and deliver to the Company a written statement, in form satisfactory to the Board of Directors, in which such holder (a) represents and warrants that such holder is purchasing or acquiring the Shares acquired thereunder for such holder's own account for investment only and not with a view to the resale or distribution thereof in violation of any federal or state securities laws and (b) agrees that any subsequent resale or distribution of any of such Shares shall be made only pursuant to either (i) an effective registration statement covering such Shares under the Securities Act and applicable state securities laws or (ii) specific exemptions from the registration requirements of the Securities Act and any applicable state securities laws, based on a written opinion of counsel, in form and substance satisfactory to counsel for the Company, as to the application thereto of any such exemptions.

15.02. No Obligation to Register. Nothing herein shall be construed as requiring the Company to register Shares subject to any Option under the Securities Act or any state securities law and, to the extent deemed necessary by the Company, Shares issued upon exercise of an Option may contain a legend to the effect that registration rights have not been granted with respect to such Shares.

ARTICLE XVI ISSUANCE OF STOCK CERTIFICATES; LEGENDS; PAYMENT OF EXPENSES

16.01. Legend and Transfer Restrictions. The Company may endorse such legend or legends upon the certificates for Shares issued upon exercise of Options granted pursuant to the Plan and may issue such "stop transfer" instructions to its transfer agent in respect of such Shares as the Board of Directors, in its discretion, determines to be necessary or appropriate to (a) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or (b) implement the provisions of the Plan and any agreement between the Company and the optionee or grantee with respect to such Shares.

16.02. Payment of Expenses. The Company shall pay all issue or transfer taxes with respect to the issuance or transfer of Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance or transfer, except fees and expenses that may be necessitated by the filing or amending of a registration statement under the Securities Act, which fees and expenses shall be borne by the recipient of the Shares unless such registration statement has been filed by the Company for its own corporate purpose (and the Company so states) in which event the recipient of the Shares shall bear only such fees and expenses as are attributable solely to the inclusion of the Shares an optionee receives in the registration statement.

16.03. Shares Fully Paid and Nonassessable. All Shares issued as provided herein shall be fully paid and nonassessable to the extent permitted by law.

ARTICLE XVII LISTING OF SHARES AND RELATED MATTERS

           If at any time the listing, registration or qualification of the Shares subject to such Option on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of an Option, or the issuance of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained.

ARTICLE XVIII MISCELLANEOUS

18.01. Amendment, Suspension or Termination of the Plan. The Board of Directors may at any time amend, suspend or terminate the Plan. Options may not be granted while the Plan is suspended or after it is terminated. Rights and obligations under any Option granted while the Plan is in effect shall not be altered or impaired by amendment, suspension or termination of the Plan, except upon the consent of the person to whom the Option was granted. The ministerial power of the Board of Directors to construe and administer any Options under Article IV that are granted prior to the termination or the suspension of the Plan shall continue after such termination or during such suspension.

18.02. Governing Law. The Plan, such Options as may be granted hereunder and all related matters shall be governed by, and construed and enforced in accordance with, the laws of the State of New York from time to time in effect.

18.03. Partial Invalidity. The invalidity or illegality of any provision herein shall not be deemed to affect the validity of any other provision.



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PROXY                                                                     PROXY


    SEACOR SMIT INC., 11200 RICHMOND AVENUE, SUITE 400, HOUSTON, TEXAS 77082

            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON MAY 23, 2000

           The undersigned having received the Notice of Meeting and Proxy Statement of SEACOR SMIT Inc. (the "Company") dated April 3, 2000 and Annual Report for the fiscal year ended December 31, 1999, hereby appoints and constitutes Messrs. Charles Fabrikant and Randall Blank, and each of them, proxies with full power of substitution to vote for the undersigned at the Company's Annual Meeting of Stockholders to be held on May 23, 2000, and at any adjournments thereof (the "Annual Meeting"), as follows:

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SEACOR SMIT INC.

      IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.


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

                                SEACOR SMIT INC.
      PLEASE MARK VOTE IN BOX IN THE FOLLOWING MANNER USING DARK INK ONLY.

[ ]

The Board of Directors recommends a vote FOR items 1, 2, 3, and 4. If no direction is made, this proxy will be voted FOR all management nominees listed and FOR items 2, 3, and 4.
                                                                                                 For       Withhold      For All
                                                                                                 All          All         Except
           1.    ELECTION OF DIRECTORS--
                 Nominees:  01-Charles Fabrikant, 02-Granville E. Conway, 03-Michael E.          [ ]          [ ]           [ ]
                 Gellert, 04-Stephen Stamas, 05-Richard M. Fairbanks, III, 06-Pierre de
                 Demandolx, 07-Antoon Kienhuis, 08-Andrew R. Morse
                 INSTRUCTIONS:  To withhold authority to vote for any one or more management nominee, write the nominee's name.

--------------------------------------------------------------------------------
                                                                                                 For        Against      Abstain
           2.    Ratification of the appointment of Arthur Andersen LLP                          [ ]          [ ]           [ ]

           3.    Approval of The 2000 Employee Stock Purchase Plan.                              [ ]          [ ]           [ ]

           4.    Approval of The 2000 Stock Option Plan for Non-Employee Directors.              [ ]          [ ]           [ ]

           In their discretion, upon any other matters which may properly come before the Annual Meeting or any adjournments thereof, hereby revoking any proxy heretofore given by the undersigned for the Annual
           Meeting.
    P                             Dated:                                       ,  2000
                                        ---------------------------------------

    R                             Signature(s)
                                              ---------------------------------


                                  ---------------------------------------------
    O                             Please sign name as it appears hereon. When
                                  signed as attorney, executor, trustee or
    X                             guardian, please add capacity in which signed.
                                  For joint- or co-owner, each owner should
    Y                             sign.

                                  This Proxy, when properly executed, will be voted by the manner directed therein by the undersigned. If no direction is made, this Proxy will be voted FOR all management nominees listed and FOR Proposals 2, 3 and 4.

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                              FOLD AND DETACH HERE

                             YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.